                                                                  Exhibit 10.36

                       [LETTERHEAD OF I. J. KAPPLIN CO.]



               THIS LEASE, made this 15TH day of AUGUST, 1996, by and between KEE JOINT VENTURE, first party, (hereinafter called "Landlord"); and FIRST LIGHT FILMS, second party, (hereinafter called "Tenant"); and I. J. Kapplin Co., third party, (hereinafter called "Agent")

                             W I T N E S S E T H:

PREMISES            1.   The Landlord, for and in consideration of the rents,
               covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called premises), to wit:

                    Office and warehouse area of approximately 8,000 sq ft. and known as 1245 Fowler Street, N.W., Atlanta, Georgia


               No easement for light or air is included in the premises.

TERM                2.   To have and to hold for a term of one year beginning on
               the 1st day of December, 1996 and ending on the 30th day of November 1997 at midnight unless sooner terminated as hereinafter provided.

RENTAL              3.   Tenant agrees to pay Landlord, promptly on the first
               day of each month in advance, during the term of this lease, a base monthly rent of:
                    Three Thousand Three Hundred Dollars ($3,300.00).

LATE                3.   All rentals and other charges payable under this lease
CHARGES shall be due and payable as set forth above. Rentals and other charges received or post marked after the tenth day of each month shall be charged with and additional late charge in an amount equal to 5% of the delinquent rent or charge. Notwithstanding any provision hereof Lessor shall have the right to refuse any rentals paid after the first day of each month.

AGENT'S             4.   The commission to be paid in connection with this
COMMISSION     transaction has been negotiated between Landlord and Agent and
               Landlord agrees to pay Agent, as compensation for services rendered in procuring this lease, five percent (5%) of all rentals thereafter paid by Tenant under this lease and any late charges collected by Agent, and Landlord, with consent of Tenant, hereby assigns to Agent aforesaid commission. If Tenant becomes a Tenant at will or at sufferance or if the term of this lease is extended, or if new lease is entered into between Landlord and Tenant covering leased premises, or any part thereof, or covering any other premises as an expansion of, or substitute for, the premises herein leased, then in either of said events, Landlord, in consideration of Agent's having procured Tenant hereunder, agrees to pay Agent five percent (5%) of all rentals paid to Landlord by Tenant, under such extension, amendment, or new lease. Agent agrees that, in the event Landlord sells leased premises, and upon Landlord's furnishing Agent with an agreement signed by Purchaser assuming Landlord's obligations to Agent under this lease, Agent will release original Landlord from any further obligations to Agent hereunder, Tenant agrees that if this lease is validly assigned by him that he will secure from assignee an agreement in writing by assignee recognizing assignment held by Agent and agreeing to pay rental to Agent herein named during the term of this lease. Agent is a party to this contract solely for the purpose of enforcing his rights under this paragraph and it is understood by all parties hereto that Agent is acting solely in the capacity as agent for Landlord, to whom Tenant must look as regards all covenants, agreements and warranties herein contained, and that Agent shall never be liable to Tenant in regard to any matter which may arise by virtue of this lease. Voluntary cancellation of this lease shall not nullify Agent's right to collect the commission due for the remaining term of this lease. In the event that the premises is condemned, or sold under threat of and in lieu of condemnation, Agent shall, on the date of receipt by Landlord of the condemnation award or sale proceeds, be paid agent's commission, which would otherwise be due to the end of the term contracted for under paragraph 2 above.

                    In the event that Tenant or any person or related entity or business organization having any direct or indirect financial interest in Tenant's business, acquires title to the leased premises at any time during the term of this lease, any renewals thereof, or within six months after the expiration of the term hereof or the extended term hereof, then Landlord shall pay Agent a commission on the sale of the property of the Landlord in lieu of any additional rental commissions. Such sales commission, as negotiated between parties, is to be a minimum of 5% of the sales price.

UTILITY BILLS       5.   Tenant shall pay all utility bills, including, but not
               limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the leased premises and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the leased premises or used by Tenant in connection therewith. If Tenant fails to pay any of said utility bills or charges for garbage collection or other sanitary services, Landlord may pay the same and such payment may be added to the rental of the premises next due as additional rental.

USE OF              6.   The demised premises shall be used only for purpose of
PREMISES         video tape & film production, receiving, storing, shipping and
               --------------------------------
               selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto, and subject to any building or building complex rules and regulations. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, Tenant shall at its own cost an expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which their premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limition any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other Tenants for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the premises, or if Tenant vacates the premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

ABANDONMENT         7.   Tenant agrees not to abandon or vacate leased premises
OF LEASED      during the period of this lease, and agrees to use said premises
PREMISES       for purpose herein leased until the expiration thereof.

REPAIRS BY          8.   Landlord agrees to keep in good repair the roof,
LANDLORD foundations, and exterior walls of the premises (exclusive of all glass and exclusive of all exterior doors), and underground utility and sewer pipes outside the exterior walls of the Building, except repairs rendered necessary by the negligence of Tenant, its agents, employees, or invitees. Landlord gives to Tenant exclusive control of premises and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

REPAIRS BY          8a.  Tenant accepts the leased premises in their present
TENANT condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this lease and all renewals thereof, at its expense, maintain in good order and repair the leased premises, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord. Tenant agrees to return said premises to Landlord at the expiration, or prior to termination, of this lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Tenant further agrees not to permit the storage or abandonment of disabled vehicles in the parking or loading areas.

TAX &               9.   Tenant shall pay upon demand, as additional rental
ESCALATION     during the term of this lease and any extension or renewal thereof, the amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges), on the premises for each tax year exceeds all taxes on the premises for the tax year 1993. In the event the
                                                          ----
               premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the premises shall be determined by proration on the basis that the rentable floor area of the premises bears to the rentable floor area of the entire property assessed. If the final year of the lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the lease term. If such taxes for the year in which the lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as basis of determining the pro rata share, if any, to be paid by Tenant for that portion of the last lease year. Tenant's pro rata portion of increased taxes, as provided herein, shall be payable within fifteen days after receipt of notice from Landlord or Agent as to the amount due.

DESTRUCTION         10.  If premises are totally destroyed by storm, fire,
OF, OR DAMAGE  lightning, earthquake or other casualty, this lease shall
TO PREMISES    terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of premises has been destroyed, and Landlord shall restore premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence.

INDEMNITY           11.  Tenant agrees to indemnify and save harmless the
               Landlord against all claims for damages to persons or property by reason of the use or occupancy of the leased premises, and to reimburse Landlord for all expenses incurred by Landlord because thereof, including attorneys' fees and court costs. Landlord agrees to indemnify and save harmless the Tenant against all claims for damages to persons or property as a result of Landlord's occupancy in the building.

GOVERNMENTAL        12.  Tenant agrees, at his own expense, to promptly comply
ORDERS with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements is privileged to terminate this lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty
               (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to party giving notice.

CONDEMNATION        13.  If the whole of the leased premises, or such portion
               thereof as will make premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. Its is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the lease as herein provided. Landlord agrees to pay to Agent, from the award made to Landlord under condemnation, the balance of lease commissions, as provided in paragraph 4 thereof, and agent may become a party to the condemnation proceeding for the purpose of enforcing its rights under this paragraph.

ASSIGNMENT          14.  Tenant may sublease portions of the leased premises to
SUBLETTING     others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for-which said premises may be used. Except as provided in preceding sentence. Tenant shall not, without the prior written consent of premises by any party other than Tenant. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

REMOVAL OF          15.  Tenant may (if not in default hereunder) prior to the
FIXTURES expiration of this lease, or any extension thereof, remove only trade fixtures and trade equipment which he has placed in premises, provided Tenant repair all damage to premises caused by such removal. All improvements and additions made to the premises by the Tenant shall become the property of the Landlord.

CANCELLATION        16.  It is mutually agreed that in the event the Tenant
OF LEASE BY    shall default in the payment of rent, including additional rent,
LANDLORD       herein reserved, when due, and fails to cure said default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this lease other than the provision requiring the payment of rent, and fails to cure such default within thirty
               (30) days after the date of receipt of written notice of default from Landlord; or if Tenant commits an act of bankruptcy; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present of future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this lease by written notice to Tenant; whereupon this lease shall end. After an authorized assignment or subletting of the entire premises covered by this lease, the occurring of any of the foregoing defaults or events shall affect this lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord, or his attorney, or Agent herein named.
               Upon such termination by Landlord, Tenant will at once surrender possession of the premises to Landlord and remove all of Tenant's effects therefrom: and Landlord may forthwith re-enter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.
               Tenant shall pay all rent payments thereafter by bank cashier's check or money order, after the second occurrence of a check returned for non-payment.

                             SPECIAL STIPULATIONS

1. Tenant shall deduct the cost of new floor covering for the foyer from the next month's rent. Such cost not to exceed $450.00.

2. Tenant shall submit for Landlord's approval any modifications or remodeling of the building prior to commencement of such modification or remodeling. All such work shall be at Tenant's sole cost and expense and Tenant shall furnish Landlord with certificate of payment in full from any contractors, subcontractors and material suppliers and Tenant shall have no right to create a lien against the property and the leased premises.

3. All such repairs, improvements, remodeling and renovations must conform to all applicable governmental requirements and regulations.

4. Tenant agrees that upon termination of this lease regardless of reason, all improvements made to the premises by Tenant shall become the property of Landlord, including but not limited to air-conditioning and heating systems, floor covering, wall covering, lighting and plumbing fixtures, with the exception of personal property not attached to the realty, and at Landlord's option only, to remove ramp that is planned to be constructed by Tenant.

5. Tenant shall at all times during the term of this lease and so long thereafter as Tenant shall occupy the premises, cause to be written a policy or policies of insurance by insurance companies authorized to do business in the State of Georgia, insuring Tenant and Landlord against any and all insurable liability in the form generally known as commercial general liability insurance, insuring Tenant and Landlord against all matters normally insured for under such policies. Such policies shall have limits of not less than One Million ($1,000,000) dollars for bodily injury and property damage combined per any one occurrence and a Two Million ($2,000,000) aggregate limit for all occurrences within the policy year. All such policies shall name Tenant and Landlord as their respective interests may appear, as the persons insured by such policy or policies, and the original or a true copy of each such policy shall be delivered by Tenant to Landlord promptly upon the writing of such a policy or policies together with adequate evidence of the fact that the premiums are therefore paid.

6. Tenant further agrees to hold Landlord harmless against third party claims.

7. Tenant further waives any rights to subrogation against Landlord and Landlord agrees to waive any rights to subrogation against Tenant.

8. It is understood that Tenant will be driving cars into the rear of building for purposes of photographing them. The cars shall be limited to passenger cars whose gross weight shall not exceed 5,000 lbs. and Tenant shall exercise care in the movement of these cars so as not to exert excessive torque by such movement. The mobile bus used by Tenant shall be kept only at the front end of the building.

9. Tenant agrees to pay its pro-rata share of any increase in real estate taxes and insurance based upon square footage of leased premises relative to the base premises, during the term of this lease.

10. Tenant agrees not to impose other than light storage loading on the elevated portion of the warehouse and/or any concentrated floor loads over 125 PSF.

          All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

          This lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or affect.

          IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seal, the day and year first above written.

Executed by Landlord this 4th  day of   November,   1996
                         -----        -------------   --


/s/ Warren Epstein
----------------------------
(By:) KEE JOINT VENURES


Executed by Tenant, this __________ day of _____________, 19____.


/s/ J. Eric Van Atta
-----------------------------------------------------------
(By:) J. Eric Van Atta, Vice President   FIRST LIGHT FILMS


/s/ Lynn Carden
-----------------------------------------------------------
(By:) LYNN CARDEN    I.J. KAPPLIN CO.